Exhibit 23.1



Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Stimsonite Corporation of Form S-8 (File Nos. 33-79506 and 33-79508) of our report dated February 13, 1998 on our audits of the consolidated financial statements and financial statement schedule of Stimsonite Corporation and Subsidiaries as of December 31, 1997 and 1996, and for each of three years in the period ended December 31, 1997, included in or incorporated by reference in Stimsonite Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

/s/ COOPERS & LYBRAND L.L.P.


Chicago, Illinois
March 31, 1998

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